SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 4, 2007, the Board of Directors of Amerityre Corporation (the “Company”) appointed Gary N. Benninger as President, effective immediately.  Dr. Benninger was also selected as Chief Executive Officer, effective September 1, 2007.  Dr. Benninger has been the Company’s Chief Operating Officer since October 2005.  Richard Steinke, the Company’s Chief Executive Officer, has been serving as interim President.  Mr. Steinke has now resigned as President and will resign as Chief Executive Officer to assume a new role with the Company as a full time technology consultant upon the effectiveness of Dr. Benninger’s appointment as Chief Executive Officer.

Prior to joining the Company, Dr. Benninger served as Director of Technology Development from 1999 to 2005 with Magna International, Inc., a $20+billion diversified auto parts supplier. In this capacity, Dr. Benninger was responsible for identifying key new technologies as well as managing the design, engineering and manufacturing launch of target products. During 1998 and 1999, Dr. Benninger was the Chief Operating Officer of the North American Operations of Becker Group, a $1.5 billion privately held automotive interior systems supplier.  Prior to joining Becker, he was the Executive Vice President of Engineering and R&D at Magna and also served as Division General Manager and Vice President of Product Development. He has also worked for Ford Motor Company as an engineering manager and the National Aeronautics and Space Administration (NASA) as a research scientist.  Dr. Benninger received his B.S.(1964), M.S.(1965), and Ph.D. (1970) degrees all in physics at the West Virginia University, Morgantown, West Virginia.

Dr. Benninger will work under his current employment contract with the Company until he assumes the Chief Executive Officer position.  The Company’s Compensation Committee is working on the terms for a new employment agreement which will be announced when it is finalized.  There are no arrangements or understandings between Dr. Benninger and any other person pursuant to which he was selected as Chief Executive Officer.  The Company’s Board of Directors engaged an independent executive search firm to select potential candidates and conducted several months of deliberations and interviews prior to reaching its decision.

The press release announcing Dr. Benninger’s appointment is attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

Exhibit 99 - Press Release dated June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  June 6, 2007

AMERITYRE CORPORATION

By: /S/ Richard A. Steinke

Richard A. Steinke

Chief Executive Officer